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                                                                 EXHIBIT 23.5


                                   Consent


        We hereby consent to the inclusion of our letter opinion dated September 23, 1996 and addressed to the Board of Directors of United Air Specialists, Inc. as Annex II of the Proxy Statement/Prospectus of United Air Specialists, Inc. and CLARCOR Inc. included in the Registration Statement on Form S-4 filed by CLARCOR Inc. with respect to the proposed merger of United Air Specialists, Inc. with a wholly-owned subsidiary of CLARCOR, to the references to our firm therein, and to the discussion of our opinion therein under the heading "Opinion of UAS's Financial Advisor".


                                            J.J.B. HILLIARD, W.L. LYONS, INC.

January 14, 1997